Exhibit 10.2 Form of Option (Incentive)

CHEMBIO DIAGNOSTIC SYSTEMS, INC.
STOCK OPTION AGREEMENT
(Incentive Option)

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of __________ 1999 by and between Chembio Diagnostic Systems, Inc., a Delaware corporation (the “Company”), and _______________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Optionee has received an incentive stock option to purchase shares of the Company’s Common Stock pursuant to the Company’s 1999 Stock Option Plan (the “Plan”) in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, and this option is to be for the number of shares, at the price per share and on the terms set forth in this Agreement;

WHEREAS, the Company intends that the stock option granted pursuant to this Agreement qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Optionee desires to receive an option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Grant Of Option. The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase all or any part of an aggregate of __________ shares of the authorized and unissued $.001 par value common stock of the Company (the “Option Shares”) pursuant to the terms and conditions set forth in this Agreement.

2. Option Price. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be $_________ (the “Option Price”).

3. Exercise Period.

(a) No portion of the Option may be exercised on or before the third anniversary of the date of this Agreement (the “Trigger Date”). After the Trigger Date, the Option shall be exercisable only as follows: (i) 25 percent of the Option shall become and remain exercisable at such time that the Fair Market Value, as determined in accordance with the Plan, of all outstanding shares of Common Stock of the Company (the “Stock Valuation”) first equals or exceeds $5 million; (ii) an additional 35 percent of the Option shall become and remain exercisable at such time that the Stock Valuation first equals or exceeds $10 million; and (iii) the remaining 40 percent of the Option shall become and remain exercisable at such time that the Stock Valuation first equals or exceeds $12.5 million.

(b) The period for exercise of the Option shall terminate at 5:00 p.m., Denver, Colorado time on __________, 200__, unless terminated earlier as provided in this Agreement, which date is the seventh anniversary of the date of this Agreement.

4. Exercise Of Option.

(a) The Option may be exercised in whole or in part by delivering to the Treasurer of the Company (i) a Notice And Agreement Of Exercise Of Option, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares with respect to which the Option is exercised, and (ii) full payment of the Option Price for such shares. Payment in cash shall be made by certified check or cleared funds. The Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000 or unless the entire remaining portion of the Option is being exercised.

(b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Option together with the full payment of the Option Price, the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

(c) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided, however, that in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Section 422(b)(5), or its successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”). Any opinion of counsel must be acceptable to the Option Committee both with respect to the counsel rendering the opinion and with respect to the form of opinion.

(d) If for any reason other than the termination of Optionee’s employment by the Company for cause or other than the termination of Optionee’s employment by Optionee’s resignation or other voluntary act, the Optionee ceases to be employed by the Company, any Option held by the Optionee at the time the Optionee’s employment ceases may be exercised within three months after the date his employment ceases, but only to the extent that (i) the Option was exercisable according to its terms on the date of termination of the Optionee’s employment, and (ii) the period for exercise of the Option, as defined in Section 3 of this Agreement, has not terminated as of the date of exercise. Upon termination of the period ending three months after cessation of the Optionee’s employment for any reason other than for cause and other than by Optionee’s voluntary act, any unexercised portion of an Option shall expire. If the Optionee ceases to be employed by the Company because of termination by the Optionee by resignation or other voluntary act, any Option held by the Optionee at the time the Optionee’s employment ceases shall terminate immediately upon the cessation of employment and all rights to purchase shares pursuant to the Option shall terminate immediately. If the Optionee’s employment by the Company is terminated by the Company for cause, any Option held by the Optionee at the time Optionee’s employment is terminated shall expire upon delivery to the Optionee of notice of termination, which may be oral or in writing, and all rights to purchase shares pursuant to the Option shall terminate immediately. As used in this Section 4(d), termination “for cause” means a discharge on account of dishonesty, disloyalty or insubordination on the part of the Optionee as determined by the Board Of Directors of the Corporation or a Committee of the Board Of Directors.

5. Withholding Taxes. The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Option including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Optionee or the withholding of issuance of Option Shares to be issued upon the exercise of the Option.

6. Securities Laws Requirements. The issuance of the Option has not been registered under the 1933 Act, in reliance upon an exemption from registration. In addition, no Option Shares shall be issued unless and until, in the opinion of the Company, there has been full compliance with any applicable registration requirements of the 1933 Act, any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery. Optionee hereby acknowledges, represents, warrants and agrees as follows, and, pursuant to the terms of the Notice And Agreement Of Exercise Of Option (Exhibit A) that shall be delivered to the Company upon each exercise of the Option, Optionee shall acknowledge, represent, warrant and agree as follows:

(a) Optionee is acquiring the Option and the Option Shares for investment purposes only and the Option and the Option Shares that Optionee is acquiring will be held by Optionee without sale, transfer or other disposition for an indefinite period unless the transfer of those securities is subsequently registered under the federal securities laws or unless exemptions from registration are available;

(b) Optionee’s overall commitment to investments that are not readily marketable is not disproportionate to Optionee’s net worth and Optionee’s investment in the Option and the Option Shares will not cause such overall commitments to become excessive;

(c) Optionee’s financial condition is such that Optionee is under no present or contemplated future need to dispose of any portion of the Option or the Option Shares to satisfy any existing or contemplated undertaking, need or indebtedness;

(d) Optionee has sufficient knowledge and experience in business and financial matters to evaluate, and Optionee has evaluated, the merits and risks of an investment in the Option and the Option Shares;

(e) The address set forth in this Agreement is Optionee’s true and correct residence, and Optionee has no present intention of becoming a resident of any other state or jurisdiction;

(f) Optionee confirms that all documents, records and books pertaining to an investment in the Option and the Option Shares have been made available or delivered to Optionee and Optionee has had the opportunity to discuss the acquisition of the Option and the Option Shares with the Company. Optionee also confirms that Optionee has obtained or been given access to all information concerning the Company that Optionee has reasonably requested;

(g) Optionee has had the opportunity to ask questions of, and receive the answers from, the Company concerning the terms of the investment in the Option and the Option Shares and to receive additional information necessary to verify the accuracy of the information delivered to Optionee, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

(h) Optionee understands that the Option has not been, and the Option Shares issuable upon exercise of the Options will not be, registered under the 1933 Act or any state securities laws in reliance on an exemption for private offerings, and no federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the issuance of the Option or the Option Shares;

(i) The Option and the Option Shares that Optionee is acquiring will be solely for Optionee’s own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Optionee has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof; and

(j) Optionee acknowledges and is aware of the following:

(i) The Company has a history of losses. The Option and the Option Shares constitute a speculative investment and involve a high degree of risk of loss by Optionee of Optionee’s total investment in the Option and the Option Shares.

(ii) There are substantial restrictions on the transferability of the Option and the Option Shares. The Option is not transferable except as provided in Section 7 below. The Option Shares cannot be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; investors in the Company have no rights to require that the Option Shares be registered; there is no right of presentment of the Option Shares and there is no obligation by the Company to repurchase any of the Option Shares; and, accordingly, Optionee may have to hold the Option Shares indefinitely and it may not be possible for Optionee to liquidate Optionee’s investment in the Company;

(iii) Each certificate issued representing the Option Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BOTH BE REASONABLY SATISFACTORY TO THE COMPANY).”

The restrictions described above, or notice thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

7. Transferability Of Option. The Option shall not be transferable except by will or the laws of descent and distribu-tion, and any attempt to do so shall void the Option.

8. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of common stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its common stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its common stock, the numbers, rights and privileges of the shares of common stock included in the Option shall be in-creased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

9. Business Combinations; Merger Or Consolidation.

(a) Change Of Control; Exercise Of Options. All Options that previously have not become exercisable pursuant to this Agreement shall become exercisable immediately upon the effectuation or other consummation of a Change In Control (as defined below). At the time of the occurrence of any of the events described in the previous sentence, the Company shall give written notice to the Optionee of the occurrence of such event. After receipt of this notice, the Option shall become exercisable immediately, except that this acceleration would not occur with respect to all or a portion of the Option for which the acceleration would result in a violation of Section 16 of the Plan, and the Optionee may exercise any exercisable Options as to the shares covered thereby at any time prior to the later to occur of (A) 30 days after the receipt of that notice, and (B) the consummation of the action described in the foregoing clauses (i), (ii), or (iii) of this Subparagraph 9(a). Notice pursuant to this Subparagraph 9(a) shall be given pursuant to the provi-sions of Paragraph 13 of this Agreement.

(b) Definitions. For purposes of this Paragraph 9, a “Change In Control” shall mean any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a “Non-Control Transaction.”

(ii) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board or two-thirds of the Voting Securities, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Approval by stockholders of the Company of:

(1) A merger, consolidation or reorganization involving the Company, unless

(A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least sixty percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, and

(C) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent or more of the then outstanding Voting Securities) owns, directly or indirectly, thirty percent or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

(D) a transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction”;

(2) A complete liquidation or dissolution of the Company; or

(3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(iv) Notwithstanding anything contained in this Agreement to the contrary, if the Optionee’s employment is terminated prior to a Change in Control and the Optionee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Optionee shall mean the date immediately prior to the date of such termination of the Optionee’s employment.

10. Common Stock To Be Received Upon Exercise. Optionee understands that the Company is under no obligation to register the issuance of the Option Shares, the resale (by directors and officers) of the Option Shares, or the Option Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and that in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act. The Company is under no obligation to comply, or to assist the Optionee in complying, with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Stock under Rule 144 of the Securities and Exchange Commission. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the 1933 Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the 1933 Act or an exemption from registration.

Furthermore, the Optionee fully understands that issuance of the Option Shares may not be registered under the 1933 Act and that if their issuance is not registered, they will be issued in reliance upon an exemption which is available only if Optionee acquires such shares for investment and not with a view to distribution. Optionee is familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the 1933 Act and the special meaning given to such term in various releases of the Securities And Exchange Commission.

11. Privilege Of Ownership. Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

12. Relationship To Employment Or Position. Nothing contained in this Agreement (i) shall confer upon the Optionee any right with respect to continuance of Optionee’s employment by, or position or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee’s employment by, position or affiliation with, or relationship to, the Company.

13. Notices. All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 13. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personal-ly, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 13, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

(a) if to the Company: Chembio Diagnostic Systems, Inc.
Attn: Treasurer or President
3361 Horseblock Road
Medford, New York 11763
Facsimile No. (516) 924-6033

(b) if to the Optionee:         ________________________
________________________
________________________
Facsimile No.:____________

Either party may change its respective address for purposes of this Section 13 by giving the other party Notice of the new address in the manner set forth above.

14. General Provisions. This instrument (a) contains the entire agreement between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of the State of New York, except where conflicts of law rules require the application of Colorado law, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

CHEMBIO DIAGNOSTIC SYSTEMS, INC.

Date:____________________    By:___________________________

______________________________
Printed Name And Title

OPTIONEE

Date:____________________    ______________________________
[Name]

Address:_______________________
_______________________
_______________________

EXHIBIT A
(To Chembio Diagnostic Systems, Inc
Stock Option Agreement)

CHEMBIO DIAGNOSTIC SYSTEMS, INC.
NOTICE AND AGREEMENT OF EXERCISE OF OPTION

I hereby exercise my Chembio Diagnostic Systems, Inc. Stock Option dated as of __________ ___, 1998 as to ________ shares of the $.001 par value common stock (the “Option Shares”) of Chembio Diagnostic Systems, Inc. (the “Company”) at a purchase price of $_______ per share. The total exercise price for these Option Shares is $________. Enclosed is payment in the form of ___________________.-

Enclosed are the documents and payment specified in Paragraph 4 of my Option Agreement.

I understand that no Option Shares will be issued unless and until, in the opinion of the Company, there has been full compli-ance with any applicable registration requirements of the Securi-ties Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery. I hereby acknowledge, represent, warrant and agree, to and with the Company as follows:

a.
The Option Shares I am purchasing are being acquired for my own account for investment purposes only and with no view to their resale or other distribution of any kind, and no other person (except, if I am married, my spouse) will own any interest therein. (Note: This provision to be included only if issuance of Option Shares is not registered at the time of exercise.)

b.	I will not sell or dispose of my Option Shares in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.

c.	I will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

d.
I agree that the Company may, without liability for its good faith actions, place legend restrictions upon my Option Shares and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of my Option.

e.
[For officers only.] If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), I recognize that any sale by me or my immediate family of the Company’s $.001 par value common stock may create liability for me under Section 16(b) of the 1934 Act (“Section 16(b)”). Therefore, I have consulted with my counsel regarding the application of Section 16(b) to this exercise of my Option.

f.
[For officers only.] I will consult with my counsel regarding the application of Section 16(b) before I can make any sale of the Company’s $.001 par value common stock, including the Option Shares, and I will furnish the Company with a copy of each Form 4 filed by me and will timely file all reports that I may be required to file under the federal securities laws.

The number of Option Shares specified above are to be issued in the name or names set forth below in the left-hand column.

(Print Your Name)    Signature

(Optionee - Print Name of Spouse  Address
if you wish joint registration)

                City, State and Zip Code